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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 27, 2011

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PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 HOWE STREET, UNIT 906 VANCOUVER, CANADA A1 V6C 2T5
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT.

Pan American Goldfields, Ltd., a Delaware corporation (the “Company”), entered into a binding letter agreement (the “Letter Agreement”) with Minera Rio Tinto, S.A. de C.V., an entity organized under the laws of the United Mexican States (“MRT”) and Marje Minerals S.A., an entity organized under the laws of the United Mexican States (“MM”), concerning the restructuring of the prior agreements between the parties, including their respective ownership interests in the Company’s Cieneguita project in Chihuahua State, Mexico.

The Letter Agreement provides that the parties will commence to use their best efforts to negotiate, finalize and execute definitive agreements, which will amend and restate the existing agreements between the parties related to the Cieneguita project.  The definitive agreements are expected to be completed by August 27, 2011.  Additionally, the terms of the Letter Agreement are binding on the parties, and restate the existing agreements between the parties.  The Letter Agreement is governed by California law, and may be terminated by mutual written consent of the parties or by either the Company or MRT if the restructuring contemplated by the Letter Agreement is enjoined by a court or a governmental body.  Pending completion of the definitive agreements, the Company can commence preliminary work and analyses on the Cieneguita project and propose preliminary work plans and budgets for the same, which shall be subject to the approval of MRT, which approval shall not be unreasonably withheld or delayed.

A.  Restructuring of Cieneguita Project Ownership

The following table sets forth the current ownership interests of the parties in the Cieneguita project:

Holder	Ownership %	Net Cash Flow % First 15 meters**	Net Cash Flow % for the rest of the project
MRT	54%	74%	54%
MM	6%	6%	6%
Company	40%	20%	40%

Under the Letter Agreement, the parties agreed to restructure their respective ownership interests in the Cieneguita project as follows:

Holder	Ownership %	Net Cash Flow % First 15 meters	Net Cash Flow % for the rest of the project
MRT	20%	74%	20%
MM	0%	6%	0%
Company	80%	20%*	80%

* Subject to reduction based on Item C below.

The first 15 meters is restricted to the mining production from the Cieneguita project to a maximum depth of 15 meters, with the parties agreeing that the initial elevation for measuring the first 15 meters is 2074 meters.  MRT in conducting those operations, however, shall not unreasonably interfere with the feasibility study or development of the project.  In addition, according to mine plans and sections submitted on a quarterly basis in advance by MRT to the Company, and subject to the reasonable approval by the Company, MRT may mine up to a total of 120,000 tons below the 15 meter limit, in which case the percentage of the net cash flows from such operations shall be 54% for MRT, 40% for the Company and 6% for MM.  Any net cash flows from amounts mined by MRT over and above the 120,000 tons as approved by the Company shall be allocated 20% for MRT, 74% for the Company and 6% for MM.

No operations by MRT may take place at any time after December 15, 2012, and following such date, the ownership percentages of the parties in both the first 15 meters and in the rest of the Cieneguita project shall be 80% for the Company and 20% for MRT, subject to any dilution that may have taken place on or before such time.

B.  Feasibility Study

The Company agreed to promptly commence a feasibility study for the Cieneguita project.  The Company and MRT shall be responsible for the cost of the feasibility study on a pro rata basis based on their respective amended ownership percentages of the Cieneguita project.  The Company shall be the operator of the feasibility study and of the Cieneguita project and shall bill MRT for its pro rata share of all such expenditures.  MRT shall make its payments for its pro rata share of feasibility study and development expenditures first from the net revenues allocable to it from the operations on the first 15 meters, with the balance, if any, required to be contributed coming from the corporate funds of MRT.  The definitive agreement will provide the terms and conditions relating to submittal, approval by a management committee, performance, and completion of work plans and budgets for the feasibility study.

In the event that either the Company or MRT fail to fund their pro rata portion of the feasibility study or any development expenditure when due,  the non-contributing partner will have its ownership interest in the Cieneguita project decreased by one percent (1%) for every $100,000 invested on its behalf by the  other partner.

C.  Satisfaction of MM Obligations

The Letter Agreement provides the Company and MM will enter into agreements to accomplish the following transactions:

1. The Company will issue MM 3,333,333 shares of restricted Common Stock in exchange for its 6 % ownership interest in the Cieneguita project (not including the right to receive revenues attributable to 6% of operations on the first 15 meters, if any, through December 31, 2012).

2.  MM will assume all outstanding debt owed by the Company to Mr Ayub, MRT and Robert Knight (approximately $490,000).

3.  In consideration for the debt assumption and in addition to receiving 6% of the monthly net cash flows from mining until December 31, 2012, MM will also receive half of all monthly net cash flows the Company is entitled to receive from the first 15 meters until the sooner of December 31, 2012 or the date on which the aggregate amount of net cash flows from half of the Company’s portion so received by MM equals $490,000.  Thereafter, MM’s percentage interest in the Net Cash Flows from the first 15 meters shall be reduced to 6% and the Company’s percentage interest shall be increased to 20% if the $490,000 is paid prior to December 31st, 2012.  After December 31, 2012, MM’s percentage interest in the net cash flows is reduced to 0% and the Company’s percentage interest is increased to 80%.

4. The above mentioned assumption of debt owed by the Company to Mr. Ayub, MRT and Robert Knight will be in full satisfaction including any and all accrued interest with respect to the outstanding debt.

D.  Co-Sale, Drag Along and Right of First Refusal Agreement.

The Letter Agreement also provides that the Company and MRT will enter into a Co-Sale, Drag Along and Right of First Refusal Agreement relating to any bona fide, third party industry standard offer or proposal to buy or sell of the Cieneguita project, which provides:

1.   If the Company places its ownership interest in the Cieneguita project up for sale, MRT must, if directed by the Company agree to offer to sell its ownership interest to any bona fide third party buyer on the same terms as are being offered by the Company.

2.  If the Company elects to sell its ownership interest in the Cieneguita project, MRT will be required to sell its ownership interest if offered similar terms based on its pro rata ownership.

3.  If MRT elects to sell its ownership interest in the Cieneguita project, it must offer the Company a first right to purchase the ownership interest.

E.  Property Payments

The Letter Agreement provides that the Company, MRT and Corporativo Minera (the Cieneguita land owner) will confirm the amounts received by Corporativo Minera to date and any outstanding amounts currently owed to Corporativo Minera.  MRT shall be obligated to pay any past due outstanding amounts owed to Corporativo Minera, and shall continue to pay Corporativo Minera from 100% of the revenues derived from the first 15 meters of production, prior to deducting any other operating expenses or making any payments to participants, in order to meet the payments as required under the terms of the existing agreement with Corporativo Minera, including any and all royalties due and owing as of the time of the receipt of such revenues as well as any and all advance royalties due and accruing as of such time.  The parties anticipated that such payments will, commencing July of 2011, be made pursuant to a new agreement with Corporativo Minero, at the rate of $30,000 per month.  As long as MRT operates the operation over the first 15 meters, MRT shall provide such payments.  As soon as MRT discontinues such operations permanently, which may occur before December 31, 2012, any balance still due to Corporativo Minera shall be paid by the parties based on their respective ownership percentages in the Cieneguita project.  The failure by any party to contribute will result in dilution of that party’s ownership interest pursuant to the definitive agreement at the rate of one percent (1%) for every $100,000 paid by the non-forfeiting party.

The Letter Agreement, including the term sheet attached as Attachment A thereto, is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Letter Agreement, including the term sheet attached as Attachment A thereto, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, including the term sheet attached as Attachment A thereto, attached hereto as Exhibit 10.1.  A press release announcing entry into the Letter Agreement is attached to this Current Report as Exhibit 99.1, and is incorporated herein by reference.

Statements made in this Current Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this Current Report and our other reports with the Securities Exchange Commission (“SEC”). References to the terms “expects,” “may,” “intends,” “believes,” “could,” “plans,” “should” and other similar words or phrases indicate forward-looking statements.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the execution of the Letter Agreement, Mr. Mario Ayub submitted his resignation from the Company’s Board of Directors.  Mr. Ayub’s resignation did not result from any disagreement with the Company.

On June 28, 2011, the Company’s Board of Directors elected Neil Maedel as Chairman of the Board.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit	Description

10.1	Letter agreement between the Company and Minero Rio Tinto SA, a Mexican corporation, including the term sheet attached thereto as Attachment A.

99.1	Press Release, dated June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: June 29, 2011	By:	/s/ Miguel F. DiNanno
Miguel F. Di Nanno
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter agreement between the Company and Minero Rio Tinto SA, a Mexican corporation, including the term sheet attached thereto as Attachment A.

99.1	Press Release, dated June 29, 2011.

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